Exhibit 99.1

Kellogg Company News
For release:	May 2, 2013
Analyst Contact:	Simon Burton, CFA (269) 961-6636
Media Contact:	Kris Charles (269) 961-3799

KELLOGG COMPANY REPORTS SOLID RESULTS, REAFFIRMS FULL-YEAR GUIDANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced solid results that were in-line with the company’s expectations. First quarter 2013 reported net sales increased by 12.2 percent to $3.9 billion. Internal net sales*, which exclude the effects of foreign currency translation, acquisitions, dispositions, and integration costs, rose by 2.2 percent over the same period. First quarter 2013 operating profit was $503 million, a reported decrease of 4.5 percent; underlying internal operating profit*, which excludes the effects of foreign currency translation, acquisitions, dispositions, mark-to-market accounting, and integration costs, decreased by 5.8 percent. As expected, the decline in underlying internal operating profit* was largely due to the recognition of considerable cost-of-goods-sold inflation in the quarter. Results in the first quarter included a majority of the inflation, net of cost savings, that the company expects to recognize for the full year.

Reported earnings for the first quarter 2013 were $311 million, or $0.85 per diluted share, a decline of 13 percent from the $0.98 per diluted share reported in the first quarter of last year. Comparable first quarter 2013 earnings*, which exclude the impact of mark-to-market accounting and integration costs associated with the acquisition of Pringles, were $0.99 per share, in-line with the company’s expectations. This result included a negative impact of $0.03 per share from the Venezuelan devaluation.

“Results in the first quarter were broadly as we expected, and we’re pleased to have a solid start to the year,” said John Bryant, Kellogg Company’s president and chief executive officer. “We saw good comparable revenue growth in many regions around the world and the Pringles business continued to post strong results. As a result, we’re also pleased to report that we’re on-track to meet our guidance for the full-year.”

*	Internal sales growth, underlying internal operating profit growth, underlying internal operating profit, and comparable earnings are all non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

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North America

Kellogg North America net sales were $2.6 billion in the first quarter, a reported increase of 8.1 percent; internal net sales increased by 1.7 percent. The U.S. Morning Foods segment posted internal net sales growth of 1.6 percent. Internal net sales in the U.S. Snacks segment declined by 1.7 percent. The U.S. Specialty Channels segment posted 3.4 percent internal net sales growth in the quarter and the North America Other segment, which is comprised of the U.S. Frozen Foods and Canadian businesses, achieved 7.4 percent internal sales growth. Reported operating profit in North America increased by 1.2 percent; internal operating profit declined by 3.5 percent, largely as the result of the cost-of-goods-sold inflation.

International

Reported net sales increased by 28.7 percent in Europe in the quarter; internal net sales increased by 2.6 percent, primarily as the result of good growth in the United Kingdom. In Latin America, reported net sales increased by 13.7 percent and internal net sales increased by 7.4 percent. Reported net sales in Asia Pacific increased by 14.7 percent and internal net sales increased by 0.3 percent, although consumption increased at a faster rate.

Interest and Tax

Kellogg’s interest expense was $60 million in the first quarter. The company recognized a one-time, pre-tax benefit of $26 million in the first quarter of 2012 as the result of hedging activities associated with the acquisition of the Pringles business; this accounted for a majority of the year-over-year increase in interest expense. The reported effective tax rate in the first quarter of 2013 was 28.4 percent.

Cash flow

Cash flow, a non-GAAP measure, defined as cash from operating activities less capital expenditures, was $236 million for the quarter. This was lower than the $277 million posted in the first quarter of 2012; the decline was the result of differences in the timing of capital expenditures. Cash flow for the year is still anticipated to be in a range between $1.1 and $1.2 billion.

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Kellogg repurchased $44 million of shares during the first quarter, less than option proceeds of $259 million.

Full-Year 2013 Guidance

The company reaffirmed its guidance for full-year reported net sales growth of approximately seven percent. Earnings per share growth, excluding the impact of mark-to-market accounting, is still expected to be between five and seven percent. Integration costs associated with the acquisition of the Pringles business are still expected to be in a range between $0.12 and $0.14 per share. As a result, earnings excluding the impact of mark-to-market accounting and integration costs are still anticipated to be between $3.82 and $3.91 per share.

Share Repurchase Authorization

The company also announced that the Board of Directors approved a share repurchase authorization of $1 billion, which expires in April of 2014. This authorization supersedes the existing authorization and is intended to allow the company to repurchase shares to offset the impact of proceeds from the exercise of options through the end of 2013, and to begin the company’s 2014 purchase plan.

Conference Call / Webcast

Kellogg will host a conference call to discuss these results on May 2, 2013 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (877) 270-2148 in the U.S., and (412) 902-6510 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2012 sales of $14.2 billion, Kellogg is the world’s leading cereal

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company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Frosted Flakes®, Pop-Tarts®, Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to realize the anticipated benefits and synergies from the Pringles acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and

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promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended
	March 30,	March 31,
(Results are unaudited)	2013	2012
Net sales	$3,861	$3,440

Cost of goods sold	2,468	$2,087
Selling, general and administrative expense	890	826

Operating profit	503	527

Interest expense	60	33
Other income (expense), net	(7)	13

Income before income taxes	436	507
Income taxes	124	156
Earnings (loss) from joint ventures	(1)	—

Net income	$311	$351

Net income (loss) attributable to noncontrolling interests	—	—

Net income attributable to Kellogg Company	$311	$351

Per share amounts:
Basic	$.86	$.98
Diluted	$.85	$.98

Dividends per share	$.4400	$.4300

Average shares outstanding:
Basic	363	357

Diluted	366	359

Actual shares outstanding at period end	366	357

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)
	Quarter ended
(Results are unaudited)	March 30, 2013	March 31, 2012
Net sales
U.S. Morning Foods	$911	$897
U.S. Snacks	901	786
U.S. Specialty	379	348
North America Other	403	368
Europe	692	538
Latin America	308	270
Asia Pacific	267	233

Consolidated	$3,861	$3,440

Operating profit
U.S. Morning Foods	$163	$153
U.S. Snacks	106	123
U.S. Specialty	78	71
North America Other	75	70
Europe	71	70
Latin America	48	51
Asia Pacific	21	33

Total Reportable Segments	562	571
Corporate	(59)	(44)

Consolidated	$503	$527

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Quarter ended
	March 30,	March 31,
(unaudited)	2013	2012
Operating activities
Net income	$311	$351
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	113	95
Postretirement benefit plan expense (benefit)	(4)	(5)
Deferred income taxes	11	(54)
Other	23	(1)
Postretirement benefit plan contributions	(31)	(25)
Changes in operating assets and liabilities, net of acquisitions	(85)	(21)

Net cash provided by (used in) operating activities	338	340

Investing activities
Additions to properties	(102)	(63)
Other	—	6

Net cash provided by (used in) investing activities	(102)	(57)

Financing activities
Net reductions of notes payable	(226)	(178)
Issuances of long-term debt	645	—
Reductions of long-term debt	(749)	—
Net issuances of common stock	265	41
Common stock repurchases	(44)	(63)
Cash dividends	(160)	(153)
Other	9	(2)

Net cash provided by (used in) financing activities	(260)	(355)

Effect of exchange rate changes on cash and cash equivalents	(5)	16

Decrease in cash and cash equivalents	(29)	(56)
Cash and cash equivalents at beginning of period	281	460

Cash and cash equivalents at end of period	$252	$404

Supplemental financial data:
Net cash provided by (used in) operating activities	$338	$340
Additions to properties	(102)	(63)

Cash Flow (operating cash flow less property additions) (a)	$236	$277

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	March 30,	December 29,
	2013	2012
	(unaudited)	*
Current assets
Cash and cash equivalents	$252	$281
Accounts receivable, net	1,588	1,454
Inventories:
Raw materials and supplies	312	300
Finished goods and materials in process	972	1,065
Deferred income taxes	168	152
Other prepaid assets	170	128

Total current assets	3,462	3,380
Property, net of accumulated depreciation of $5,227 and $5,209	3,745	3,782
Goodwill	5,058	5,053
Other intangibles, net of accumulated amortization of $55 and $53	2,346	2,359
Pension	163	145
Other assets	450	465

Total assets	$15,224	$15,184

Current liabilities
Current maturities of long-term debt	$1	$755
Notes payable	838	1,065
Accounts payable	1,447	1,402
Accrued advertising and promotion	459	517
Accrued income taxes	87	46
Accrued salaries and wages	201	266
Other current liabilities	535	472

Total current liabilities	3,568	4,523
Long-term debt	6,717	6,082
Deferred income taxes	563	523
Pension liability	873	886
Nonpension postretirement benefits	277	281
Other liabilities	384	409

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	583	573
Retained earnings	5,749	5,615
Treasury stock, at cost	(2,709)	(2,943)
Accumulated other comprehensive income (loss)	(947)	(931)

Total Kellogg Company equity	2,781	2,419
Noncontrolling interests	61	61

Total equity	2,842	2,480

Total liabilities and equity	$15,224	$15,184

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit Growth to

Underlying Internal Operating Profit Growth

Quarter ended
March 30, 2013

Reported Operating Profit Growth	-4.5%
Acquisitions/Dispositions	7.6%
Integration costs	-3.8%
Foreign currency	-1.4%

Internal Operating Profit Growth (a)	-6.9%
Mark-to-market (b)	-1.1%

Underlying Internal Operating Profit Growth (c)	-5.8%

(a)	Internal operating profit growth excludes the impact of foreign currency, and, if applicable, acquisitions, dispositions, and transaction and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.
(b)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations but discount rates fell almost 100 basis points for pension plans resulting in a net loss. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the current quarter. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(c)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension and commodity mark-to-market adjustments, and, if applicable, acquisitions, dispositions, and transaction and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding the underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

First quarter of 2013 versus 2012
(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 net sales	$911	$901	$379	$403	$2,594	$692	$308	$267	$—	$3,861

2012 net sales	$897	$786	$348	$368	$2,399	$538	$270	$233	$—	$3,440

% change - 2013 vs. 2012:
Volume (tonnage) (a)					1.2%	1.6%	.2%	5.0%	—	1.4%
Pricing/mix					.5%	1.0%	7.2%	-4.7%	—	.8%

Subtotal - internal business (b)	1.6%	-1.7%	3.4%	7.4%	1.7%	2.6%	7.4%	.3%	—	2.2%
Acquisitions (c)	—%	16.3%	5.3%	3.2%	6.6%	27.3%	8.6%	20.8%	—	11.0%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	-1.7%	—	-.1%
Integration impact (e)	—%	—%	—%	-.2%	-.1%	—%	—%	-.4%	—	-.1%
Foreign currency impact	—%	—%	—%	-.6%	-.1%	-1.2%	-2.3%	-4.3%	—	-.8%

Total change	1.6%	14.6%	8.7%	9.8%	8.1%	28.7%	13.7%	14.7%	—	12.2%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2013 operating profit	$163	$106	$78	$75	$422	$71	$48	$21	$(59)	$503

2012 operating profit	$153	$123	$71	$70	$417	$70	$51	$33	$(44)	$527

% change - 2013 vs. 2012:
Internal business (b)	5.9%	-25.6%	6.4%	4.5%	-3.5%	.1%	-5.6%	-30.6%	-19.7%	-6.9%
Acquisitions (c)	—%	15.3%	4.6%	3.9%	5.9%	14.2%	6.2%	15.2%	-3.1%	7.9%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	-4.7%	—%	-.3%
Integration impact (e)	—%	-3.0%	—%	-1.2%	-1.1%	-11.1%	-.3%	-14.2%	-6.3%	-3.8%
Foreign currency impact	—%	—%	—%	-.7%	-.1%	-2.0%	-7.6%	-1.7%	-1.0%	-1.4%

Total change	5.9%	-13.3%	11.0%	6.5%	1.2%	1.2%	-7.3%	-36.0%	-30.1%	-4.5%

(a)	The Company measures the volume impact (tonnage) on revenues based on the stated weight of product shipments.
(b)	Internal net sales and operating profit growth for 2013 exclude the impact of acquisitions, divestitures, integration costs and the impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(c)	Impact of results for the quarter ended March 30, 2013 from the acquisition of Pringles.
(d)	Impact of results for the quarter ended March 30, 2013 from the divestiture of Navigable Foods.
(e)	Includes impact of integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended March 30, 2013
	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$1	$2	$3
U.S. Snacks	1	2	3
U.S. Specialty	—	1	1
North America Other	—	—	—
Europe	—	—	—
Latin America	—	—	—
Asia Pacific	6	—	6
Corporate	—	—	—

Total	$8	$5	$13

	Quarter ended March 31, 2012
	Cost of goods sold	Selling, general and administrative expense	Total
2012
U.S. Morning Foods	$2	$2	$4
U.S. Snacks	2	1	3
U.S. Specialty	—	—	—
North America Other	—	1	1
Europe	1	—	1
Latin America	—	—	—
Asia Pacific	—	—	—
Corporate	—	—	—

Total	$5	$4	$9

2013 Variance - better(worse) than 2012
U.S. Morning Foods	$1	$—	$1
U.S. Snacks	1	(1)	—
U.S. Specialty	—	(1)	(1)
North America Other	—	1	1
Europe	1	—	1
Latin America	—	—	—
Asia Pacific	(6)	—	(6)
Corporate	—	—	—

Total	$(3)	$(1)	$(4)

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation.

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Kellogg Company and Subsidiaries

Transaction and Integration Costs*

$ millions

	Quarter ended March 30, 2013
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2013
U.S. Snacks	$—	$—	$3	$—	$3
North America Other	1	—	—	—	1
Europe	—	3	5	—	8
Asia Pacific	1	1	3	—	5
Corporate	—	—	3	—	3

Total	$2	$4	$14	$—	$20

	Quarter ended March 31, 2012
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2012
U.S. Snacks	$—	$—	$—	$—	$—
North America Other	—	—	—	—	—
Europe	—	—	—	—	—
Asia Pacific	—	—	—	—	—
Corporate	—	—	—	—	—

Total	$—	$—	$—	$—	$—

2013 Variance - better(worse) than 2012
U.S. Snacks	$—	$—	$(3)	$—	$(3)
North America Other	(1)	—	—	—	(1)
Europe	—	(3)	(5)	—	(8)
Asia Pacific	(1)	(1)	(3)	—	(5)
Corporate	—	—	(3)	—	(3)

Total	$(2)	$(4)	$(14)	$—	$(20)

*	Transaction and integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business. No transaction costs were incurred during the quarter ended March 30, 2013.

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Kellogg Company and Subsidiaries

RECAST SEGMENT DATA

2012 (millions)	Quarter ended				Year-to-date period ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	June 30, 2012	September 29, 2012	December 29, 2012
Net Sales (Recast*)
U.S. Morning Foods	$897	$892	$903	$841	$1,789	$2,692	$3,533
U.S. Snacks	786	850	908	856	1,636	2,544	3,400
U.S. Specialty	348	252	264	257	600	864	1,121
North America Other	368	369	388	360	737	1,125	1,485

North America Total	2,399	2,363	2,463	2,314	4,762	7,225	9,539
Europe	538	613	685	691	1,151	1,836	2,527
Latin America	270	274	292	285	544	836	1,121
Asia Pacific	233	224	280	273	457	737	1,010

Consolidated	$3,440	$3,474	$3,720	$3,563	$6,914	$10,634	$14,197

Operating Profit (Recast*)
U.S. Morning Foods	$153	$178	$134	$123	$331	$465	$588
U.S. Snacks	123	121	117	115	244	361	476
U.S. Specialty	71	56	62	52	127	189	241
North America Other	70	70	67	58	140	207	265

North America Total	417	425	380	348	842	1,222	1,570
Europe	70	64	76	51	134	210	261
Latin America	51	48	36	32	99	135	167
Asia Pacific	33	17	29	6	50	79	85

Total Reportable Segments	571	554	521	437	1,125	1,646	2,083
Corporate	(44)	(35)	(8)	(434)	(79)	(87)	(521)

Consolidated	$527	$519	$513	$3	$1,046	$1,559	$1,562

*	During the first quarter of 2013, the Kashi operating segment was eliminated. The Kashi financial results have been recast between U.S. Morning Foods and U.S. Snacks.

2012 (millions)	Quarter ended				Year-to-date period ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	June 30, 2012	September 29, 2012	December 29, 2012
Net Sales (As originally reported)
U.S. Morning Foods & Kashi	$941	$939	$946	$881	$1,880	$2,826	$3,707
U.S. Snacks	742	803	865	816	1,545	2,410	3,226
U.S. Specialty	348	252	264	257	600	864	1,121
North America Other	368	369	388	360	737	1,125	1,485

North America Total	2,399	2,363	2,463	2,314	4,762	7,225	9,539
Europe	538	613	685	691	1,151	1,836	2,527
Latin America	270	274	292	285	544	836	1,121
Asia Pacific	233	224	280	273	457	737	1,010

Consolidated	$3,440	$3,474	$3,720	$3,563	$6,914	$10,634	$14,197

Operating Profit (As originally reported)
U.S. Morning Foods & Kashi	$157	$181	$135	$122	$338	$473	$595
U.S. Snacks	119	118	116	116	237	353	469
U.S. Specialty	71	56	62	52	127	189	241
North America Other	70	70	67	58	140	207	265

North America Total	417	425	380	348	842	1,222	1,570
Europe	70	64	76	51	134	210	261
Latin America	51	48	36	32	99	135	167
Asia Pacific	33	17	29	6	50	79	85

Total Reportable Segments	571	554	521	437	1,125	1,646	2,083
Corporate	(44)	(35)	(8)	(434)	(79)	(87)	(521)

Consolidated	$527	$519	$513	$3	$1,046	$1,559	$1,562

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit

to Comparable Operating Profit

	Quarter ended
	March 30, 2013	March 31, 2012

Reported Operating Profit	$503.2	$526.7
Mark-to-market (a)	(53.7)	(50.6)

Underlying Operating Profit (b)	$556.9	$577.3
Pringles integration costs	(20.1)	—

Comparable Operating Profit (c)	$577.0	$577.3

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations but discount rates fell almost 100 basis points for pension plans resulting in a net loss. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the current quarter. In 2011, asset returns were lower than expected and discount rates declined. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Underlying Operating Profit excludes the impact of mark-to-market adjustments on pension plans and commodity contracts. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.
(c)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported EPS

to Comparable EPS

	Quarter ended
	March 30, 2013	March 31, 2012

Reported EPS	$0.85	$0.98
Mark-to-market (a)	(0.10)	(0.10)

Underlying EPS (b)	$0.95	$1.08
Pringles Integration costs	(0.04)	—

Comparable EPS (c)	$0.99	$1.08

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. In 2012, asset returns exceeded expectations but discount rates fell almost 100 basis points for pension plans resulting in a net loss. A portion of the 2012 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2012. This amount has been recorded in earnings in the current quarter. In 2011, asset returns were lower than expected and discount rates declined. A portion of the 2011 pension mark-to-market adjustment was capitalized as an inventoriable cost at the end of 2011. This amount was recorded in earnings in the first quarter of 2012. Mark-to-market adjustments for commodities reflect the changes in fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Underlying EPS is a non-GAAP measure that excludes the impact of pension and commodity mark-to-market adjustments.
(c)	Comparable EPS is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, and the impact of integration costs related to the acquisition of the Pringles business.

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